CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Allied Asset Advisors, Inc and to the use of our reports dated July 2, 2004 on the financial statements and financial highlights of Dow Jones Islamic Fund, a series of Allied Asset Advisors, Inc. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/  TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
September 30, 2004